Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

YIMUTIAN INC.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A ordinary shares, par value US$0.00001 per share	(1)	Other	624,325,865	$0.01	$6,243,258.65	0.0001381	$862.19
Equity	Class A ordinary shares, par value US$0.00001 per share	(2)	Other	368,879,980	$0.06	$22,132,798.80	0.0001381	$3,056.54

Total Offering Amounts:						$28,376,057.45		3,918.73
Total Fee Offsets:								0.00
Net Fee Due:								$3,918.73

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Offering Note(s)

(1)	These shares may be represented by the Registrant’s American Depositary Shares, or ADSs, each representing three Class A ordinary shares. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-288880).

Represents Class A ordinary shares issuable upon vesting or exercise of awards granted under the Registrant’s 2015 Stock Option Plan (the “2015 Plan”) and 2025 Share Incentive Plan (the “2025 Plan” and together with the 2015 Plan, the “Plans”)). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plans. Any Class A ordinary shares covered by an award granted under the Plans (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plans.

The amount to be registered represents Class A ordinary shares issuable upon exercise of outstanding options granted under the 2015 Plan and the corresponding proposed maximum offering price per share represents weighted average exercise price of these outstanding options, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) under the Securities Act.

(2)	These shares may be represented by the Registrant’s American Depositary Shares, or ADSs, each representing three Class A ordinary shares. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-288880).

Represents Class A ordinary shares issuable upon vesting or exercise of awards granted under the Registrant’s 2015 Stock Option Plan (the “2015 Plan”) and 2025 Share Incentive Plan (the “2025 Plan” and together with the 2015 Plan, the “Plans”)). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plans. Any Class A ordinary shares covered by an award granted under the Plans (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plans.

These Class A ordinary shares are reserved for future award grants under the Plans. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Global Select Market on December 17, 2025, adjusted for ADS to Class A ordinary share ratio.